Exhibit 21.1


                              LIST OF SUBSIDIARIES


         Name                                     Jurisdiction of Incorporation
         ----                                     -----------------------------

Columbia Sportswear Holdings Limited                     Ontario, Canada

Columbia Sportswear Canada Limited                       Ontario, Canada

Columbia Sportswear Japan, Inc.                          Japan

Columbia Sportswear (France) S.N.C.                      France

Columbia Sportswear Gmbh                                 Germany

Columbia Sportswear Korea                                Korea

GTS, Inc.                                                Oregon